re·ality shares

PROXY CARD

SIGN, DATE AND VOTE ON THE REVERSE SIDE

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. **PLEASE CAST YOUR PROXY VOTE *TODAY!***

SHAREHOLDER'S REGISTRATION PRINTED HERE

*****BOXES FOR TYPSETTING PURPOSES ONLY*****

THIS BOX AND BOX ABOVE ARE NOT PRINTED ON ACTUAL PROXY BALLOTS. THEY IDENTIFY LOCATION OF WINDOWS ON OUTBOUND 9X12 ENVELOPES.

PROXY VOTING OPTIONS

1. **MAIL** your signed and voted proxy back in the postage paid envelope provided
2. **ONLINE** at **vote.proxyonline.com** using your proxy control number found below
3. By **PHONE** when you dial toll-free 1-888-227-9349 to reach an automated touchtone voting line
4. By **PHONE** with a live operator when you call toll-free 1-800-207-3156 Monday through Friday 9 a.m. to 10 p.m. Eastern time

CONTROL NUMBER **12345678910**

Reality Shares [____] ETF

A Series of Reality Shares ETF Trust

PROXY FOR A JOINT SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [OCTOBER 15], 2020

The undersigned hereby appoints each of Eric Ervin and Kasey Price as Proxy of the undersigned, with full power of substitution, and hereby authorizes either of them to vote on behalf of the undersigned all shares of Reality Shares [____] ETF (the Fund) that the undersigned is entitled to vote at a Joint Special Meeting of Shareholders to be held at 10:00 a.m. Pacific Time, on [October 15], 2020 telephonically and at the offices of Reality Shares ETF Trust, 402 West Broadway, Suite 2800, San Diego, CA 92101 and at any postponements or adjournments thereof, as fully as the undersigned would be entitled to vote if personally present. This proxy will be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws. The execution of this proxy is not intended to, and does not, revoke any prior proxies or powers of attorney other than the revocation, in accordance with the laws of the State of Delaware and applicable federal securities laws, of any proxy previously granted specifically in connection with the voting of the shares subject hereto. This proxy may be revoked at any time prior to the exercise of the powers conferred thereby.

Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free **1-800-207-3156**. **Representatives are available to assist you** Monday through Friday 9 a.m. to 10 p.m. Eastern Time. If you would like to attend the meeting either in person or telephonically, please email attendameeting@astfinancial.com.

Important Notice Regarding the Availability of Proxy Materials for this Joint Special Meeting of Shareholders to Be Held on [October 15], 2020. The proxy statement for this meeting is available at: vote.proxyonline.com/reality/docs/2020.pdf

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]

Reality Shares [____] ETF

<u>YOUR SIGNATURE IS REQUIRED</u> FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt with this Proxy Statement of the Board of Trustees. Your signature(s) on this should be exactly as your name(s) appear on this Proxy (reverse side). If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

____

SIGNATURE (AND TITLE IF APPLICABLE) DATE

____

SIGNATURE (IF HELD JOINTLY) DATE

This proxy is solicited on behalf of the Fund's Board of Trustees, and the Proposals have been unanimously approved by the Board of Trustees and recommended for approval by shareholders. **When properly executed, this proxy will be voted as indicated or "FOR" the proposals if no choice is indicated.** The proxy will be voted in accordance with the proxy holders' best judgment as to any other matters that may arise at the Joint Special Meeting.

THE BOARD OF TRUSTEES OF THE TRUST UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSALS.

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

		FOR	AGAINST	ABSTAIN
1.	To approve an Agreement and Plan of Reorganization between the Target Trust, on behalf of the Reality Shares [____] ETF (the "Target [____] Fund"), and the Acquiring Trust, on behalf of the Siren [____] ETF (the "Acquiring [____] Fund"), a newly created series of the Acquiring Trust, providing for: (a) the acquisition of all of the assets and assumption of all of the liabilities of the Target [____] Fund by the Acquiring Leaders Fund in exchange for shares of the Acquiring [____] Fund; (b) the distribution of such shares to the shareholders of the Target [____] Fund; and (c) the liquidation and termination of the Target [____] Fund.	○	○	○

THANK YOU FOR VOTING

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]